Exhibit 99.1

MariMed Reports First Quarter 2022 Earnings

Revenue Grew 27% Year Over Year

Non-GAAP Adjusted EBITDA Grew 29% Year Over Year

Company Maintains Full Year 2022 Guidance

NORWOOD, MA, May 10, 2022 - MariMed, Inc. (OTCQX: MRMD) (“MariMed” or the “Company”), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the first quarter ended March 31, 2022.

“I am very pleased with our solid financial results this past quarter despite a slowdown in our industry coupled with rising inflation in the U.S.,” said Bob Fireman, Chief Executive Officer of MariMed. “We are executing on our strategic growth plan, as evidenced by the recent closings of both our Maryland and Illinois acquisitions. We will continue delivering on our promises to our shareholders, including maintaining our standing as one of the best stewards of capital in our industry.”

Selected Financial Highlights

	Three Months Ended March 31,		YoY
($ in thousands)	2022	2021	Change (%)

Revenues	$31,282	$24,643	27%
Gross Profit	$16,976	$13,186	29%
Gross Margin	54.3%	53.5%
Operating Expenses	$9,927	$6,148	61%

Non-GAAP Adj. EBITDA[1]	$10,362	$8,033	29%
Non-GAAP Adj. EBITDA Margin[1]	33.1%	32.6%
Cash Provided By Operations	$8,490	$6,759	26%
Working Capital	$20,129	$17,390	16%

1. Please see the reconciliations of non-GAAP financial measure to the most directly comparable GAAP measures in the “Non-GAAP financial measures” section.

CONFERENCE CALL

MariMed management will host a conference call on Wednesday, May 11, 2022, to discuss these results at 8:00 a.m. Eastern time. The conference call may be accessed through MariMed’s Investor Relations website by clicking the following link: MariMed Q122 Earnings Call.

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FIRST QUARTER OPERATIONAL HIGHLIGHTS

●	Revenue from retail dispensary operations grew 41% compared to the first quarter of 2021, which was driven by a new dispensary in Metropolis, Illinois, and higher customer counts in both Illinois and Massachusetts.

●	Revenue from wholesale operations grew 6% compared to the first quarter of 2021 as a result of both the increased production from MariMed’s manufacturing facility and the increased number of licensed dispensary clients in Massachusetts.

●	Revenue from licensing, management fees, and real estate income increased 2% compared to the first quarter of 2021 as a result of the continued success of the Company’s award-winning brands that are licensed in seven states and Puerto Rico, as well as growth in the Company’s managed businesses.

●	The Company launched Vibations: High + Energy, entering the fast-growing beverage category with a line of THC-infused powdered drink mixes in Massachusetts.

●	The Company licensed its award-winning portfolio of branded edibles, including Betty’s Eddies, Bubby’s Baked, k Fusion, and Vibations: High + Energy, to its partner in Delaware.

SIGNIFICANT BUSINESS DEVELOPMENTS

Subsequent to the end of the first quarter 2022, the Company announced the following significant business developments:

●	April 7: The Company announced it filed a preliminary non-offering long-form prospectus in Canada. The Company also intends to apply to list its common shares on the Canadian Securities Exchange (CSE). The Company believes trading on the CSE will increase liquidity for shareholders and provide easier access to Canadian retail and institutional investors, in addition to U.S. investors on the OTCQX market.

●	April 28: The Company announced it closed on the acquisition of Kind Therapeutics USA, LLC (“Kind”), a leading vertically integrated cannabis operation in Maryland, that MariMed developed and managed for several years. The Company now operates a cultivation and processing facility in a 180,000 square foot industrial building in Hagerstown and plans to open and operate a medical dispensary in Annapolis later this summer.

●	May 5: The Company announced it closed on the acquisition of a craft cannabis license in Illinois, enabling MariMed to become fully vertical in this high-growth state. Construction of a new cultivation and processing facility in Mount Vernon, Illinois is underway. When completed, the Company expects to sell its portfolio of award-winning brands in its four Thrive dispensaries and into the Illinois wholesale marketplace. The Company expects this will lead to increased revenue and gross margins in Illinois beginning in late 2022.

2022 FINANCIAL GUIDANCE MAINTAINED

The Company maintained its previous financial guidance for fiscal year 2022, including:

●	Revenue of $145 million to $150 million.
●	Gross margin in line with fiscal 2021 gross margin of 54% to 55%
●	Non-GAAP Adjusted EBITDA of $47 million to $52 million.
●	Capital Expenditures of approximately $25 million.

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“We ended the first quarter with a cash balance of $33.5M and generated positive cash flow from operations of $8.5 million. Our strong first quarter financials during an industry-wide slowdown, gives us confidence we will meet or beat our financial guidance for 2022,” said Jon Levine, Chief Financial Officer of MariMed.

The table below reconciles Net Income to Adjusted EBITDA:

	Three Months Ended March 31,
($ in thousands)	2022	2021

Net income	$4,241	$4,310
Interest expense, net	150	1,478
Income taxes	3,660	1,204
Depreciation and amortization	842	639
Non-GAAP EBITDA	8,893	7,631

Stock Based Compensation	2,471	300
Amortization of warrant issuances	-	56
Loss on equity Issued to settle Obligations	-	1
Gain (loss) on change in fair value of investment	(48)	45
Other investment income	(954)	-
Non-GAAP Adj. EBITDA	$10,362	$8,033

DISCUSSION OF NON-GAAP FINANCIAL MEASURES

The Company has provided in this release non-GAAP Adjusted EBITDA as a supplement to Revenues, Gross Profit, and other financial measures prepared in accordance with GAAP.

Management defines non-GAAP Adjusted EBITDA as net income, determined in accordance with GAAP, excluding the following items:

●	interest income and interest expense;
●	income taxes;
●	depreciation of fixed assets and amortization of intangible assets;
●	non-cash expenses on debt and equity issuances;
●	impairment or write-downs of intangible assets;
●	unrealized gains and losses on investments and currency translations;
●	legal settlements;
●	gains or losses from the extinguishment of debt via the issuance of equity;
●	discontinued operations; and
●	merger- and acquisition-related transaction expenses.

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Management believes Non-GAAP Adjusted EBITDA is a useful measure to assess the performance of the Company as it provides meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses Adjusted EBITDA to understand and compare operating results across accounting periods, and for financial and operational decision making. The presentation of non-GAAP Adjusted EBITDA is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Management believes that investors and analysts benefit from considering non-GAAP Adjusted EBITDA in assessing the Company’s financial results and its ongoing business as it allows for meaningful comparisons and analysis of trends in the business. Non-GAAP Adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.

As there are no standardized methods of calculating non-GAAP measurements, the Company’s calculations may differ from those used by analysts, investors, and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.

For further information, please refer to the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2022 available on MariMed’s Investor Relations website at www.ir.marimedinc.com or on Edgar’s website at www.SEC.gov.

ABOUT MARIMED

MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies, Nature’s Heritage, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations: High + Energy. For additional information, visit www.marimedinc.com.

IMPORTANT CAUTION REGARDING FORWARD LOOKING STATEMENTS:

This release contains certain forward-looking statements and information relating to MariMed Inc. that is based on the beliefs of MariMed Inc.’s management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events, including consummation of pending transactions, launch of new products, expanded distribution of existing products, obtaining new licenses, estimates and projections of revenue, EBITDA and Adjusted EBITDA and other information about its business, business prospects and strategic growth plan which are based on certain assumptions of its management, including those described in this release. These statements are not guaranteeing of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional risk factors are included in the Company’s public filings with the Securities and Exchange Commission. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as “hoped,” “anticipated,” “believed,” “planned, “estimated,” “preparing,” “potential,” “expected,” “looks” or words of a similar nature. The Company does not intend to update these forward-looking statements. None of the content of any of the websites referred to herein (even if a link is provided for your convenience) is incorporated into this release and the Company assumes no responsibility for any of such content.

All trademarks and service marks are the property of their respective owners.

For More Information, Contact:

Investor Relations:

Steve West, Vice President, Investor Relations

Email: ir@marimedinc.com

Media Contact:

Trailblaze PR

Email: marimed@trailblaze.co

Company Contact:

Howard Schacter, Chief Communications Officer

Email: hschacter@marimedinc.com

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